UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2026

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On January 27, 2026, Toppoint Holdings Inc. (the “Company”) entered into a Share Purchase Agreement (the “SPA”) with Cullinan Investor Ltd., a British Virgin Islands entity (the “Buyer”), and Hok C. Chan, as seller (“Mr. Chan”). Mr. Chan is also the Company’s Chief Executive Officer.

Pursuant to the SPA, Mr. Chan is selling an aggregate of 1,200,000 shares of the Company’s common stock to the Buyer. Under the terms of the Agreement, the Company agreed to provide to the Buyer the right to purchase its pro rata portion of any new shares that the Company may from time to time propose to issue or sell to any Person.

The description above is qualified in its entirety by reference to the SPA, which is attached as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

In connection with and as a condition precedent of the SPA, on January 27, 2026, the Board voted to increase the size of the Board from five members to six, and appointed Anthony Kwong to fill the vacancy created by the expansion of the Board.

Mr. Kwong, 37, has over 14 years of experience in the accounting profession. He started his career as business consultant, focusing on corporate service.

From June 2021 through the date of this Report, Mr. Kwong served as the founder and a director of Luen Fat Accounting and Secretarial Service Limited. From September 2020 through June 2021, he served as Manager at Intertrust Hong Kong, Corporate Service, and from November 2016 through August 2020, he served as an Assistant Manager at Vistra Hong Kong, Business and Consultancy Service

Mr. Kwong is dedicated to leveraging his extensive experience in accounting and tax advisory to serve a diverse range of industries, such as infrastructure construction, securities dealing, advertising, retail and wholesale trading, entertainment shows, and education.

Mr. Kwong is a Certified Public Accountant (CPA) and Certified Tax Advisor (CTA) in Hong Kong, and he is also a Certified Anti-Money Laundering Specialist (CAMS). He received a BBA (with Honors) from The Hong Kong Polytechnic University in 2011.

Mr. Kwong will not receive compensation for his service as a director or member of Board committees before reelection at the Company’s next annual meeting of stockholders. Except as otherwise disclosed in this current report, there are no arrangements or understandings between Mr. Kwong, on the one hand, and any other person, on the other hand, pursuant to which he was appointed to be a member of the Board of Directors of the Company. Additionally, there are no family relationships between Mr. Kwong, on the one hand, and any director or officer of the Company, on the other hand, or any other related party transaction of the Company involving Mr. Kwong that would require disclosure under Item 404(a) of Regulation S-K.

As of the date of this Report, the Company had not determined on which committees of the Board Mr. Kwong would serve.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of January 27, 2026, between Toppoint Holdings Inc., Cullinan Investor Ltd., and Hok C. Chan.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2026	Toppoint Holdings Inc.

/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

2